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Exhibit 99.1

CERTIFICATION

        Each of the undersigned, in his or her capacity as an officer of Cubic Corporation hereby certifies that:

  1.
  The quarterly report of Cubic Corporation (the "Registrant") on Form 10-Q for the quarter ended December 31, 2002 (the "Report"), which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition of the Registrant at the end of such quarter and the results of operations of the Registrant for such quarter.

/S/ W. J. Zable W. J. Zable Chief Executive Officer	/S/ W.W. Boyle W. W. Boyle Chief Financial Officer
Date: January 30, 2003

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CERTIFICATION